OFFERING CIRCULAR
___________________

EMPIRE THE MUSICAL WORLDWIDE, LIMITED LIABILITY COMPANY
230 West 41st Street, Suite 1703
New York, NY, 10036
P: (917) 941-4869
__________________

Total Offering

250-280 Units

Minimum of $12,500,000
Maximum of $14,000,000

In LLC membership interests of

EMPIRE THE MUSICAL WORLDWIDE, LIMITED LIABILITY COMPANY

(the "Offering")

________________________

Offering Price

$50,000 per Unit of LLC Membership Interests

*
THE SECURITIES OFFERED HEREBY ARE
SPECULATIVE AND INVOLVE A HIGH DEGREE
OF RISK AND SHOULD NOT BE PURCHASED BY ANYONE
WHO CANNOT AFFORD THE LOSS OF THE ENTIRE INVESTMENT.

THE DATE OF THIS OFFERING CIRCULAR IS
October 1, 2016

TABLE OF CONTENTS

Article I   SUMARY INFORMATION 3

Article II   RISK FACTORS 5

Article III   USE OF PROCEEDS OF ISSUER 8

Article IV  DESCRIPTION OF BUSINESS 9

Article V   DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT
  EMPLOYEES 11

Article VI   COMPENSATION OF DIRECTORS AND EXECUTIVE
  OFFICERS 11

Article VII  INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN
  TRANSACTIONS 12

Article VIII   SECURITIES BEING OFFERED 12

Article I
SUMMARY INFORMATION

This summary highlights information contained elsewhere in this Offering Circular and does not contain all of the information prospective investors should consider in making their investment decision.
Prospective investors should read this summary together with the more detailed information in this
Offering Circular, as well as the Operating Agreement and Subscription Documents.

The Limited Liability Company

Empire The Musical Worldwide, Limited Liability Company (the "Company") is a Limited Liability
Company formed under the laws of the State of New York.  The principal executive offices of the
Company are anticipated to be located at 230 West 41st Street, Suite 1703, New York, NY, 10036.

The Managers of the Company are Marquee Theatrical Ventures, Inc. (whose principal and authorized signatory is Rick Stevens), Vaccaro Investments, LLC (whose principal and authorized signatory is
Brenda Sue Vaccaro), and any additional Managers added pursuant to the terms hereof and the terms of the Operating Agreement.

Members shall mean investors in the Company.

The purpose of the Company is to produce and present the musical play entitled "Empire" (the
"Musical"), with book, music and lyrics by Caroline Sherman and Robert Hull, and to exploit the rights in the Musical. The Company intends to mount a production of the Musical in 2017 on Broadway in New
York City.

The Musical

The Musical is a romantic comedy, set against the building of the Empire State Building, with big dance numbers, great characters, and toe-tapping songs, bringing to life the majesty and grandeur of 1930's New
York City.

The Managers intend for the initial production of the Musical (the "Production") to premiere in 2017 on
Broadway, though they shall have the right to postpone that production in their sole discretion. In January and February 2016, the Managers produced a production of the Musical at the La Mirada Theatre, directed by Marcia Milgrom Dodge. While an agreement with a theater is not yet completed in connection with the Production, the Managers have started discussions with suitable Broadway theaters between
1400-1600 seats which are available in 2017.

The Offering

Security offered    Membership Interests

 Units offered    Aggregate Membership Interests are not actually divided into a specific number of units and monetary amounts. For purposes of convenience, they may be considered to consist of 250 units of
$50,000 for the minimum capitalization and 280 units of $50,000 for the maximum capitalization.

Price per unit    $50,000

Minimum offering   $12,500,000 (250 units). Prospective investors should note that the
Managers may accept non-equity contributions, loans and/or funding in the form of cash payments or goods or services from sponsors, which would have the effect of reducing the amount of capitalization to possibly below the minimum amount to be furnished by capital contributions from the Members.

Maximum offering   $14,000,000 (280 units)

 Minimum investment   One unit at $50,000. The Managers may in their sole discretion approve the purchase of portions of a unit, or less than one unit.

Overcall    None

Expenses of offering It is estimated that expenses of the offering shall be paid from the offering proceeds, such as clerical fees, legal fees, filing fees, disbursements and others.

Use of proceeds    The proceeds of the offering will be used for the production of the
Musical and reimbursement of Managers for sums expended or to be expended on the production of the Musical.

Purchaser requirements   These securities are offered to investors pursuant to exemptions under Federal and State securities laws including, without limitation,
Regulation A under Title IV of the JOBS Act. Therefore, investors in the Company may either be "accredited" or "unaccredited" investors, but certain limitations are placed on investments by unaccredited investors. The Managers may decline investments from any
prospective investor that does not meet the above requirements or for any other reason.

Termination of Offering   This offering shall end if the minimum capitalization of the
Company is not raised by the earlier of (i) the close of business on the day before the first paid public performance of the Musical is to be presented; or (ii) the date on which the producer's production rights expire.

Risk Factors An investment in the Company is highly speculative and involves substantial risks. Prospective investors should carefully review and consider the factors described under "Risk Factors".

Article II
RISK FACTORS

An investment in Empire The Musical Worldwide, Limited Liability Company involves significant risks.
Prospective investors should read these risk factors carefully before deciding whether to invest. The following is a description of what is considered the Company's key challenges and risks. The risks and uncertainties described below are not the only risks and uncertainties faced by the Company. Additional risks and uncertainties not presently known to the Company or that are currently deemed immaterial may impair the Company's success.

This Memorandum contains certain forward-looking statements that involve many risks and uncertainties. These statements relate to future events or the Company's future financial performance. In some cases, one can identify forward-looking statements by terminology including "could," "may,"
"will," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential" or
"continue," the negative of these terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially from those projected as a result of certain of the risk factors set forth below and elsewhere in the Memorandum. The Company cannot guarantee future results, performance or achievements.

No Assurance of Recovery of Capital or Payment of Profits. The Company wishes to emphasize that no one should consider the purchase of the interests being offered without recognizing the highly speculative nature of and the risks of loss involved in the purchase of an interest in an enterprise devoted to a particular theatrical production. Prospective investors should only invest in the Company if they do not require liquidity in their investment and are prepared to lose their entire investment.

High Statistical Chance of Failure. It is estimated that of the plays produced for the Broadway stage, seventy percent (70%) result in a loss to their investors.

Uncertainty of Critical or Public Acceptance. Considerable competition exists among producers in the acquisition of theatrical properties. To some extent, the success or failure of the theatrical venture is dependent upon the ability of the producer to select talent and plays that will appeal to the theater-going public and to produce such work in a desirable theater. Ultimately, however, it is for the audience to determine whether a production will be a commercial success or failure.

Competition. All aspects of the theatrical industry are highly competitive.  The Company faces competition from other theatrical producers and presenters not only in attracting creative, business and technical personnel for the production of show, but also in securing theaters to present the Musical.  Many of these competitors have substantially greater experience, assets, and financial and other resources than the Company, and have worldwide producing organizations in place.  In addition, the Musical will encounter competition from other plays and musicals as well as other types of public entertainment.  The competition faced by live presentation theaters for the public's leisure-time activities has increased in recent years because of the expansion of the number of entertainment outlets such as cable, DVD, and digital.

The Company has No Operating History. The Company has recently been formed (formed on August 24,
2011). As such there is no operating history or financial statements on which an investment decision can be based. The likelihood of success of the Company must be considered in light of the risks, costs, difficulties and delays frequently encountered in establishing a new enterprise, many of which are beyond the Company's control. The Company is subject to all of the risks inherent in the creation of a new enterprise and the competitive environment in which it will operate. There can be no assurance that the
Company will prove to be commercially successful or profitable.

Limited Business Purpose of Company. The sole business of the Company will be the production and presentation of the Musical and the exploitation of the rights in the Musical. In such a venture the risk of loss is especially high in contrast with the prospects of any profit.

Non Marketability of Interests. The customary method of financing legitimate theater business ventures is by the organization of a Limited Liability Company. A theatrical Limited Liability Company is formed usually for the purpose of producing, presenting and exploiting the rights held by it in a single theatrical property. There is no market for the resale of Membership Interests and none is expected to develop.
Although an investor has the right to assign his/her interest in the profits of the Company, with the consent of the Managers, no assignee of an investor of the Company has the right to become a substituted investor in place of his/her assignor, unless the Managers consent thereto in writing, which they are not obligated to do.

In addition, as the Membership Interests of the Company are unregistered securities within the meaning of the Federal and State securities laws, an investor may not transfer his/her Membership Interests without registration of such interests or exemption from the provisions of the applicable securities laws and regulations. The Managers are not obligated to register the Membership Interests at any time or to repurchase any units from any investor. Therefore, an investor should only make a purchase for investment purposes and be prepared to bear the economic risk of this investment for an indefinite period of time.

No Assurance of Recoupment of Capital Contribution. The Musical will have to run for a significant amount of time (8 or more shows) at or well over 60% capacity to recoup investments made by investors.

Subsidiary Rights Income is Uncertain. If the Musical is presented for a certain number of performances within a specified period, prospective investors may be entitled to share in the proceeds from the exploitation of subsidiary rights in the Musical.  If the Company is entitled to share in said subsidiary rights income, it is impossible to determine the extent to which such income will amount.

Potential Conflict of Interest. The interests of the Managers may be in conflict with the interests of the investors because the Managers, who will also be the producers, shall be entitled to receive a weekly office expense charge, producer fee, and a royalty of 3% of the gross weekly box office receipts. In certain instances it may be in the Managers' interest as the producer to continue to present the Musical, whereas it may be in the interest of investors for the run of the play to be terminated.

The obligations of the Managers to the Company are not exclusive. The Managers and their principals are involved in other theatrical and entertainment-related projects as well as in other business activities.
Liabilities incurred and commitments undertaken by the Managers with respect to projects other than the
Company's business could adversely affect its ability to manage the Company. Moreover, the Managers are expected to engage in the production of other theatrical productions for its own account, and for others, during the term of the Company. Such activities could be seen as competing with the Company and resulting in potential conflicts of interest.

In addition, the Managers may now or hereafter engage in businesses which provide goods and/or services to the Company which otherwise would be provided by unrelated third parties. By becoming an investor in the Company, investors consent to such transactions as long as they are on terms substantially as favorable to the Company as would have been provided by unrelated third parties.

Contributions to the Capital of the Limited Liability Company. Any monies expended by the Managers prior to the completion of the offering of the Company for items which, if incurred by the Company would have constituted production expenses, weekly operating expenses or other expenses relating to any production of the Musical will be considered equivalent to a cash contribution to the capital of the
Company if the Managers elect not to have such monies reimbursed to them. The Managers have not made any such election and, consequently, it cannot be known whether such expenditures will, in fact, be cash contributions to the capital of the Company. In any event, none of such monies will be repaid to the
Managers prior to the receipt by the Company of the minimum capitalization unless authorized to be used prior to the minimum capitalization of the Company.

Managers' Control. The Managers have complete control over the management of the Company which includes the production of the Musical and the exploitation of all of the Company's rights. Therefore, investors will not participate in the decision making process as far as management of the Company is concerned and may not hold the Managers liable for any action it may take in good faith within the scope of its authority as Managers.

Abandonment or Close of Production. The Managers have the right to abandon production of the Musical at any time, for any reason whatsoever. If such abandonment occurs before the opening of the Production financed by the Company, then the investors must be prepared for the loss of all or substantially all of their investment. If such abandonment occurs after the opening of the Musical on Broadway and the
Musical does not have a successful run, the investors must also be prepared for the loss of all or substantially all of their investment, except to the extent that the Company can profitably exploit the subsidiary rights in the Musical.

Managers' Right to Obtain and Make Loans. The Managers may obtain from third parties or any Manager may make loans to be repaid before return of the investors' capital contributions without affecting the respective interests of the investors. Any such loans advanced or to be advanced for the Company's purposes may be entitled to be repaid in full with or without interest before the return of any contributions to the investors (provided, however, that any loan to the Company made by a Manager shall not require the payment of any interest thereon). If the Managers elect to borrow additional sums or advance funds in the Company's name, such loans or advances may result in considerable delay in the repayment of investors' capital contributions to the Company or in a complete loss to investors if the gross receipts from the Musical are not sufficient to meet operating expenses and repay both loans or advances and the capital contributions of the investors.

Production of Musical at Minimum Capitalization Reduces Chance of Success. The Company may
complete the offering upon raising at least $12,500,000. This amount represents the Managers' estimate of the minimum amount required to produce the Musical. Capitalizing the Company at such a figure might mean that the Company would have less funds with which to meet contingencies or on which to draw for increased advertising or other expenditures that might be required to increase the likelihood of the Musical's success.

Risk of Authorizing Immediate Use of Contribution Prior to Minimum Capitalization of the Company.
The investors have agreed to the use of his/her capital contribution to the Company prior to the minimum capitalization of the Company for pre-production or production purposes, without waiving the right to have their contributions refunded.  As such if insufficient funds are raised to complete the offering, the investors may lose part or all of their contribution without a production of the Musical having been presented. Any investor authorizing immediate use of their contribution obtains no advantage, unless such advantage has been negotiated with the Manager. Rather an investor incurs a distinct risk by authorizing use of contributions prior to the minimum capitalization of the Company.

Possibility of Investors Receiving Unaudited Financial Statements. If the Company receives an exemption from the requirements of filing certain certified accounting statements pursuant to New York accounting laws applicable to theatrical productions, then investors may be provided with unaudited financial statements. The Managers have not as of the date of this Memorandum applied for such exemption or determined whether such application will be made.

Not All Contracts Have Been Entered Into. Not all written contracts necessary for the Production have been completed as of the date hereof. Some agreements with key personnel, such as the director, musical director, performers and certain other creative personnel and others when entered into, may include provisions for compensation measured by percentages of gross weekly box office receipts or weekly operating profits (in the case of a royalty pool). Investors should be aware that additional payments based on gross weekly box office receipts or weekly operating profits (in the case of a royalty pool) will increase the Weekly Operating Expenses of the show and increase the amount of time that profits will accrue that can pay back investors' investments.

 No Withdrawal from Company. Prospective investors should note that once their investment has been approved by the Managers and they become a Member of the Company, they cannot withdraw from the
Company and demand the return of their investment.

Offering Price of the Units Arbitrarily Determined. The offering price of $50,000 per unit has been arbitrarily determined by the Company based upon such factors as the proceeds to be raised by this offering, the lack of a public market for the Company interests and the capital requirements of the
Company.  There is no relationship whatsoever between such offering price and the assets or book value of the Company, or any other recognized criteria of value.

Federal Income Tax Consequences. The Company has not obtained and will not seek to obtain a ruling from the Internal Revenue Service or an opinion of counsel as to its status as a Company for federal income tax purposes or as to any other issue. Prospective investors should consult their own tax advisers as to the tax consequences of investment in the Company.

Article III
USE OF PROCEEDS OF ISSUER

 The net proceeds of the offering are estimated to be a minimum of $12,500,000 (unless loans or prior contributions comprise part of the minimum capitalization) and a maximum of $14,000,000, which include the cost of mounting the play in New York City up to the opening of the Musical in New York
City.

 Prospective investors should note that the Managers have expended certain funds in connection with the
Musical (including by way of example only, attorneys and general manager fees and author advances) for which they will be entitled to reimbursement. It is further anticipated that the Managers may, from time to time, advance additional sums for which they will be reimbursed. The Managers shall be entitled to be reimbursed for such pre-production expenses from funds authorized to be used prior to the minimum capitalization of the Company and after its receipt of minimum capitalization. However, the Managers may elect to have such unreimbursed expenses deemed the equivalent of a cash contribution to the
Company.

 The Production Budget represents the Company's best estimate of its allocation of the net proceeds of this offering based upon its current plans and estimates regarding its anticipated expenditures.  Actual expenditures to be made cannot be predicted with any degree of certainty and may vary substantially from these estimates. In particular, many of the personnel to be used in or in connection with the production of the Musical have not yet been selected and many of the key contracts have not been negotiated.

 The Managers reserve the right to revise the Production Budget if productions costs become more or less expensive or if additional production items are required. The Managers make no representations with respect to the final actual production costs or cost of any items of production expenses. Furthermore, if the Managers in their best judgment and in good faith determine that a lesser sum than the maximum capitalization is sufficient to meet the production requirements of the Musical, it is anticipated that amongst other things, the reserve and advertising allocations will be reduced.

 In the Managers' best judgment, the minimum net proceeds under this offering will be sufficient to mount a Broadway production of the Musical. Nevertheless, the Managers reserve the right, in their sole discretion, to advance or cause to be advanced or to borrow in the Company's name from the Managers and/or third parties, such additional funds as it may deem necessary, as set forth herein.

Article IV
DESCRIPTION OF THE BUSINESS

 Theatrical Industry

The commercial theater business in the United States is generally separated into two categories, New
York and outside New York.  New York is the central and principal venue for commercial theater in the
United States with a significant resident population of theater-goers and a tourist population that attends the commercial theater regularly.  The commercial theater business in New York is generally either
"Broadway" productions, which are presented in larger theaters principally in New York's Times Square area or "Off-Broadway" productions, which are presented in smaller theaters in other areas in the
Manhattan Borough of New York City.  Productions of plays and musicals in New York City tend to be produced on an open ended basis whereby they can run for an unlimited period of time, dependent upon adequate ticket sales. Tickets are usually sold on an individual basis.  In other cities across the United
States, productions tend to run for a limited period of time, and sell tickets on a subscription basis along with other productions.

A theatrical producer begins the process of producing a play or musical by obtaining, by him or herself or with others, an option for the right to present the play on the live stage in New York City (either on
Broadway or Off-Broadway) from the author or authors of the play or musical.  Such option is exclusive to the producer and usually contains additional options for the producer to present the play on tour and in other cities in the United States and Canada as well as certain international territories.  It is typical for the producer to pay the writer or writers a non-recoupable advance against a royalty to be paid to the writer or writers from the gross weekly box office receipts derived from the producer's presentation or presentations of the play or musical.  The royalty paid to the author or authors of a play is typically between 4.5% and 10% of the gross weekly box office receipts. Occasionally, a play or musical is based on another work or on the life of a person.  On these occasions, the producer would be required to obtain such rights to the other work or from the person who is the subject matter of the work.  Typically, the holders of such rights would also be entitled to a royalty based on the gross weekly box office receipts;
such amount is usually between 1% and 2%. Gross weekly box office receipts are usually defined as the receipts received from the sale of tickets for the show minus credit card costs, applicable amusement or sales tickets and certain pension and welfare union payments (for Broadway only) that do not usually amount to over 10%.

When a producer is presenting a new play or musical or is presenting a play or musical that has not been previously presented in the United States, the producer will usually be entitled to vest a percentage of revenues earned by the author or authors in the future from the exploitation of the play or musical, including revenues from a film or television adaptation of the play or musical and future stage presentations of the work.  This revenue participation is called subsidiary rights participation and the percentage is vested by the producer based upon the number of performances of the play or musical that is presented by him or her.  The top subsidiary rights participation that can be earned by the producer is typically from 40% to 50%.

The theatrical producer with an option on a play or musical will usually form a legal entity in which to raise funds to produce the play or musical and to actually serve as the company to actually produce the play or musical.  The producer will also begin the process of preparing the necessary offering papers to legally raise money from the public, usually as an exempt offering under federal and state securities laws.
The customary entity employed in the theatrical industry is a Limited Liability Company or a limited liability company.  The producer will assign to such entity the rights he or she obtained by virtue of the option agreement with the writer or writers of the play or musical, including the producer's right to
subsidiary rights participation.   Very often the producer will team with other producers to partner with him or her in presenting the play or musical and/or in raising the necessary financing.  It is at this stage that the company will most likely begin its involvement with a theatrical production.

Virtually simultaneously with the creation of the legal entity and preparation of the offering papers, the producers of the play or musical will usually begin to assemble the business and creative elements and personnel for the presentation of the play or musical.  On the business side, the producers will retain a theatrical attorney, a general manager, a company manager, a theatrical press agent, a marketing specialist, an advertising firm, a production supervisor and other related personnel.  On the creative side, the producers will retain a director, a cast and chorus, a choreographer, designers for the set, costumes, lighting, sound and hair, a stage manager, a musical director, a conductor, a casting director and other
related personnel.   The compensation paid to the above-mentioned personnel is usually paid in accordance with applicable union rules.  Many are entitled to royalties of the gross weekly box office receipts, including the producers.  In addition to the above, the producers must license a theater or, if producing a tour, must license a number of theaters in each city that it is planning to tour the show.
Theater licenses often provide that the production pay a fixed rent, plus the expenses associated with the running of the theater facility and a royalty based on a percentage of gross weekly box office receipts.
Usually, the producers of a show will want to enhance a developmental, not for profit, limited run production, regionally, at a LORT theater.

The show will usually require significant rehearsals prior to public performances of the play or musical.
Rehearsals can typically be from four to fourteen weeks.  Prior to a show opening on Broadway or Off-
Broadway, it will run a number of preview performances before paying audience members.  These preview performances will allow the producers and the creative personnel the chance to see how certain material is received by the audience and to make changes, if necessary, prior to the opening of the show.
Just prior or after a play or musical opens, the critics for newspapers, television, magazines and other media will see the play or musical and write their reviews. Usually, the first reviews for the play or musical appear in public on opening night or the morning after.

A medium to large Broadway theater can gross between $60,000 and $200,000 in ticket sales per week.
The point at which a given show breaks even depends upon a great many factors.  On average, producers of a play or musical will attempt to keep the break-even point for a production at no more than 60% of the theater's potential gross.  As noted above, many of a show's personnel (including the producers) are paid a percentage of a show gross weekly box office receipts.  As such, the amount of such compensation will vary from week to week depending upon the number of tickets sold. Over the past number of years, producers have tended to institute a royalty pooling arrangement that allows for reduced royalties for royalty recipients when a show is doing poor to average business.  This royalty pooling arrangement may allow the show to make net profits during these periods of poor to average business when they would ordinarily not be entitled to such profits. It is unusual for the theater owner to participate in such a royalty pooling arrangement.

Typically, as a show makes operating profits, 100% of such profits are paid to investors of the show until
the investors are paid back in full.   Thereafter, the investors and producers each are entitled to 50% of the adjusted net profits from the show.  As the weekly running costs to the show are direct (i.e., they are limited to the actual running of the physical production of the play or musical) and the entity that produces a show is a single purpose entity (i.e., its purpose is solely to exploit the play or musical), a show that makes profits will pay such profits to investors.
Article V
DIRECTORS, EXECUTIVE OFFICERS, AND SIGNIFICANT EMPLOYEES

Marquee Theatrical Ventures-Ricky Stevens (Producer).  Ricky has spent his entire life in the theater since appearing with Vincent Price and Michelle Lee in Damn Yankees at the age of 11. He earned a
Bachelor of Fine Arts in Arts Administration from the University of Missouri and is a graduate of the
Commercial Theater Institute (CTI). Broadway credits include A Catered Affair by Harvey Fierstein and
John Bucchino (Three Tony Award nominations), Is He Dead by Mark Twain (One Tony Award nomination), and Radio Golf by August Wilson (Four Tony Award nominations). London, West End credits include Marguerite by Legrand, Boubil, Schoenerg, Kretzmer, and Rodgers and Hammerstein's
Carousel. Since the age of 25 he has produced and general managed over 100 productions including
Forever Plaid, The Odd Couple, Nunsense, The Exonerated, Belfast Blues, Border Clash, Sidd the
Musical, Oedipus for Kids, and Back Home, The War Brides Musical.  Ricky is a proud member of the
Broadway League.

The Rivet Gang (Producer).  The Rivet Gang is a private group of individual angel investors, each of whom made possible, through investment, several readings, as well as the productions of Empire in Los
Angeles, CA in 2003, and Stamford, CT in 2004.  In continuous communication with the Empire team,
The Rivet Gang has been an integral part of the Musical's development, offering support both financially and professionally, and creating invaluable connections within and outside the theater industry.

Vaccaro Investments-Sue Vaccaro (Producer).  Sue has been in the entertainment industry for over forty years. She has a degree in human relations, business law and a Masters in education. Ms. Vaccaro has been involved in numerous entertainment ventures in television, film and stage, including working with Rue McClanahan on her one-woman musical My First Five Husbands.  Ms. Vaccaro runs several highly successful investment companies including her own, Vaccaro Investments. She is also a partner in
Marquee Ventures which has several new musicals in development. Ms. Vaccaro has spent several years on various boards for non-profit organizations. She is a member of the Broadway League of Theaters and
Producers. Sue is proud to have produced the revival of Smokey Joe's Caf, at the Landor Theater in London.

Article VI
COMPENSATION OF MANAGERS

Managers. The Managers are going to be the producers of the Musical. For the Production and for services rendered in the development of the Musical, the Managers will be entitled to receive, for their own account and not shared with the Members, the following producer compensation for their producing services: An executive producer fee of $50,000, a producer's management royalty of up to three (3%)
percent of GWBOR (or Royalty Pool equivalent), a weekly producer's fee of not more than $2,500, and a weekly cash office charge of $1,500 (to continue for six weeks after the close of the Production).

 Prospective investors should note that the foregoing compensation shall be in addition to the Managers'
50% share of Adjusted Net Profits of the Company, and reimbursement of any sums advanced by the
Managers. Prospective investors should note that the Managers reserve the right to convert any sums advanced or loaned by a Manager into Membership Interests in which case, such Manager and/or its affiliates will become a Member of the Company.

In addition, the Managers and/or any person, partnership, corporation or other entity in which the
Managers are in any way interested may provide other services to the Company with all monies received to belong solely to the Manager furnishing such equipment for its sole benefit and account.

Article VII
 INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

 Theater.   It is expected that the Company shall enter into a theater license agreement with a theater in
New York's Times Square district. It is customary that theater license agreements provide that the theater owner will get a weekly rent, expense reimbursement and a weekly royalty.  Most often, weekly royalties to the theater are not included in a royalty pool arrangement.  The Company shall negotiate such a license at terms within customary industry standards.

 Other Personnel. Contracts have been or shall be entered into with other parties granting rights and/or rendering services to the Company, and such contracts shall provide that such parties will be entitled to receive a fixed fee, a percentage of the gross weekly box office receipts, and/or other rights and benefits as the Manger and the parties shall mutually agree, in accordance with theater industry custom. The
Managers may or may not choose to make arrangements for payment of a percentage of gross weekly box office receipts or on the basis of the royalty pool.

 Developmental Productions.  There were developmental productions of the Musical produced by third parties prior to the Managers entering into an agreement with the authors. The Managers have agreed that the financiers of such developmental productions of the Musical shall be entitled to receive, collectively, with respect to any production of the Musical presented by the Company, a royalty of two (2%) percent of gross weekly box office receipts (or the Royalty Pool equivalent). The financial enhancement has been folded in to constitute part of the capitalization hereunder.

Article VIII
SECURITIES BEING OFFERED

The securities being offered hereunder have not been registered under the Federal and State securities laws and therefore may not be resold unless registered or exempted from registration under applicable laws and regulations. The Managers shall have no obligation to register the Membership Interests at any time or to repurchase any of them from any investor.

The Members shall not have any personal liability for liabilities or obligations of the Company except to the extent of their capital contribution, and the Members shall not be required to make any further or additional contribution to the Company or to lend or advance funds to the Company for any purpose.
Notwithstanding anything to the contrary in the foregoing, (i) if any court of competent jurisdiction holds that distributions (or any part thereof) received by a Member pursuant to the provisions hereof constitute a return of capital and directs and requires that a Member pay such amount (with or without interest thereon) to or for the account of the Company or any creditor thereof, such obligation shall be the obligation of said Member and not of any other Member or the Company, and (ii) a Member shall indemnify and hold harmless the Company and each Member from any liability or loss incurred by virtue of the assessment of any tax with respect to such Member's allocable share of the profits or gain of the
Company.

Furthermore, investors do not have the right to assign all or any portion of his/her interest in the Company unless the Managers give written consent to such assignment. The Managers are not obligated to give its consent and may withhold such consent for any reason whatsoever. Such consent will in no event be given if, in the opinion of counsel of the Company, granting such consent would or might place the
Company or any of its partners at risk for alleged violations of any applicable securities laws or regulations or would or might alter the tax status of the Company. If the Managers grant such consent, it may be pre-conditioned upon things such as full compliance with applicable laws and regulations and payment to the Company of costs involved in granting the consent (including counsel fees).

 The Managers' consent will also be required before anyone can be substituted as a Member of the
Company. Such consent may be withheld for any reason whatsoever.

 Prospective investors should note that no market exists for the Company interests and none is expected to develop.

LIMITED LIABILITY COMPANY MEMBER SIGNATURE PAGE

FOR MEMBERS

THE FOLLOWING SIGNS THE EMPIRE THE MUSICAL WORLDWIDE, LIMITED LIABILITY
COMPANY OPERATING AGREEMENT AND AGREES TO BE BOUND BY THE TERMS
THEREOF.

       Name of Subscriber:   ___________________________
                             (Print Subscriber's Name)

                      ___________________________
      (Signature)

       Signer's Name:    ___________________________

       Title/Capacity:    ___________________________

       Social Security or Tax ID #: ___________________________

       Address:   ___________________________
       (Business address if
       other than Individual)  ___________________________

       Telephone:   ___________________________

   Fax:    ___________________________

       Capital Contribution:  $___________________________

 -------------------------------------------------------------------------------------------------------------------------------

 SUBSCRIPTION of _______________________ ACCEPTED on this ___ day of  _____________,
2016.

 THE MANAGERS OF EMPIRE THE MUSICAL WORLDWIDE, LIMITED LIABILITY COMPANY:

 ____________________________________  ______________________________________
 Marquee Theatrical Ventures, Inc.   Vaccaro Investments, LLC
 By: Rick Stevens, Authorized Signatory   By: Brenda Sue Vaccaro, Authorized Signatory

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